Exhibit A
     Kathleen M. Dolan is a co-Trustee of each of the Charles F. Dolan Children Trust FBO James L. Dolan (with Paul J. Dolan as co-Trustee), the Charles F. Dolan Children Trust FBO Patrick F. Dolan (with Mary S. Dolan as co-Trustee), the Charles F. Dolan Children Trust FBO Thomas C. Dolan (with Matthew J. Dolan as co-Trustee), the Charles F. Dolan Children Trust FBO Kathleen M. Dolan (with Paul J. Dolan as co-Trustee), the Charles F. Dolan Children Trust FBO Marianne Dolan Weber (with Matthew J. Dolan as co-Trustee) and the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney (with Mary S. Dolan as co-Trustee) (hereinafter referred to, collectively, as the “Dolan Children Trusts”, and individually, as a “Dolan Children Trust”), which as of February 22, 2011, beneficially owned in the aggregate 1,084,918 shares of Class A Common Stock and 21,874,787 shares of Class B Common Stock.
     The following table lists each Dolan Children Trust’s name and the name of its beneficiary (each a “Current Beneficiary”).

Name of Trust	Current Beneficiary
Charles F. Dolan Children Trust FBO James L. Dolan	James L. Dolan
Charles F. Dolan Children Trust FBO Patrick F. Dolan	Patrick F. Dolan
Charles F. Dolan Children Trust FBO Thomas C. Dolan	Thomas C. Dolan
Charles F. Dolan Children Trust FBO Kathleen M. Dolan	Kathleen M. Dolan
Charles F. Dolan Children Trust FBO Marianne Dolan Weber	Marianne Dolan Weber
Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney	Deborah A. Dolan-Sweeney
     For each Dolan Children Trust other than the Dolan Children Trust for the benefit of Kathleen M. Dolan, distributions of income and principal can be made in the discretion of the Trustees to the Current Beneficiary. For the Dolan Children Trust for the benefit of Kathleen M. Dolan, distributions of income and principal can be made in the discretion of the non-beneficiary Trustee to the Current Beneficiary. The Current Beneficiary of each Dolan Children Trust has the power to appoint additional or successor Trustees, including himself or herself, and to remove Trustees with respect to his or her trust. In the event that a Current Beneficiary becomes a Trustee of his or her trust, distributions of income and principal to the Current Beneficiary will be made in the discretion of the non-beneficiary Trustee. For each Dolan Children Trust, the Current Beneficiary has the power during his or her life to appoint all or part of the assets of his or her trust to or for the benefit of one or more of his or her descendants. Any unappointed portion of such trust will pass, in further trust, per stirpes to the Current Beneficiary’s then living descendants, or if none, per stirpes to the then living descendants of Charles F. Dolan, or if none, among the heirs-at-law of Charles F. Dolan.
     The Current Beneficiary of any Dolan Children Trust can be said to have only a contingent economic interest in the securities of the Issuer held by such Dolan Children Trust because the non-beneficiary Trustee thereof has the sole discretion to distribute or accumulate the income from each Dolan Children Trust and the sole discretion to distribute the principal of each Dolan Children Trust to the Current Beneficiary of such Dolan Children Trust.

     Kathleen M. Dolan is the sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust (together, the “CFD 1989 Grandchildren Trusts” and individually, a “CFD 1989 Grandchild Trust”). As of February 22, 2011, the CFD 1989 Grandchildren Trusts beneficially owned an aggregate of 121,254 shares of Class B Common Stock. All of the net income of the relevant CFD 1989 Grandchild Trust is distributed to such beneficiary. In addition, during the continuance of the relevant CFD 1989 Grandchild Trust, the Trustee in the Trustee’s discretion may distribute the principal of the relevant CFD 1989 Grandchild Trust to or for the benefit of the respective beneficiary. Upon the respective beneficiary attaining age 40, the relevant CFD 1989 Grandchild Trust for the respective beneficiary terminates and is to be distributed to such beneficiary. If the respective beneficiary dies before attaining age 40, such beneficiary has a testamentary general power of appointment over the relevant CFD 1989 Grandchild Trust. In default of the exercise of such power of appointment, the relevant CFD 1989 Grandchild Trust will be distributed to the respective beneficiary’s then-living issue, per stirpes, or if none, to Charles F. Dolan’s then-living grandchildren, in equal shares, or if none, to Charles F. Dolan’s then-living issue, per stirpes.
     The following table lists the CFD 1989 Grandchildren Trusts and the name of the beneficiary with respect to each such trust.

Name of Trust	Beneficiary
Ryan Dolan 1989 Trust	Ryan Dolan
Tara Dolan 1989 Trust	Tara Dolan
     Each of Lawrence J. Dolan and David M. Dolan (each, a “2009 Family Trustee” and together, the “2009 Family Trustees”) is currently a trustee of the Charles F. Dolan 2009 Family Trusts (the “2009 Family Trusts”). As of February 22, 2011, the 2009 Family Trusts owned in the aggregate no shares of Class A Common Stock and 8,879,189 shares of Class B Common Stock. The property held in the 2009 Family Trusts is held in separate trusts, such that there is one trust in respect of each living child of Charles F. Dolan. The beneficiary of each trust is the child for whom the trust was set apart (each, a “Beneficiary”). As a 2009 Family Trustee, Lawrence J. Dolan has the shared power to vote and dispose of all shares held by the 2009 Family Trusts. David M. Dolan, as a 2009 Family Trustee, shares the power to vote and dispose of all shares held by the 2009 Family Trusts.
     During the life of the Beneficiary of any of the 2009 Family Trusts, distributions of income and principal of any trust can be made in the discretion of Lawrence J. Dolan and David M. Dolan, as 2009 Family Trustees, to the Beneficiary of each such trust. After the death or incompetence of both Charles F. Dolan and Helen A. Dolan, each Beneficiary will have the power to appoint additional or successor Trustees, including himself or herself, and to remove Trustees with respect to his or her 2009 Family Trust. In the event that a Beneficiary becomes a Trustee of his or her 2009 Family Trust, distributions of income and principal to the Beneficiary will be made in the discretion of the non-beneficiary Trustee. Charles F. Dolan has the right to substitute assets with each of the 2009 Family Trusts, subject to the 2009 Family Trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.
     Each Beneficiary has a testamentary power of appointment over the 2009 Family Trust for his or her benefit, except that any shares of Class B Common Stock can only be appointed in further trust for the benefit of any one or more of the descendants of Charles F. Dolan upon substantially the same terms as the 2009 Family Trusts. Upon the death of the Beneficiary of a trust, the 2009 Family Trustees will distribute any remaining unappointed trust principal of such trust in continuing trust for such Beneficiary’s then living descendants, per stirpes. If there are no such living descendants, then the 2009 Family Trustees will distribute any remaining trust principal to the other 2009 Family Trusts for the benefit of the then living descendants of Charles F. Dolan. If there are no such living descendants, the trust principal will be distributed to the Dolan Family Foundation or any successor thereto or, if it is not then in existence, then to a charitable organization.

     Each Beneficiary has a right of withdrawal with respect to certain contributions made to his or her respective trust that constitute a gift within the meaning of Chapter 12 of the Internal Revenue Code, and that do not exceed the gift tax exclusion found in Section 2503(b) of the Code. If the right of withdrawal is not exercised, such right lapses with respect to all or a certain portion of such gift on each of the following dates: (i) 30 days following Charles F. Dolan’s death, (ii) the last day of the calendar year in which such gift is made (or 60 days following the gift, if later), and (iii) the first day of the subsequent calendar year. A donor may deny any Beneficiary the right of withdrawal with respect to a gift. To the extent of this right of withdrawal, each Beneficiary of such trust may be said to have a direct economic interest in trust assets, including, if applicable, securities of the Issuer which may be contributed as a gift to the 2009 Family Trusts. Currently, no portion of trust assets may be withdrawn by any Beneficiary pursuant to the right of withdrawal.
     Except to the extent of the right of withdrawal, each Beneficiary of the 2009 Family Trusts has only a contingent economic interest in the securities of the Issuer held by the 2009 Family Trusts because Lawrence J. Dolan and David M. Dolan, as 2009 Family Trustees thereof, have the sole discretion to distribute or accumulate the income and the sole discretion to distribute the principal of the 2009 Family Trusts to each Beneficiary.
     The following table lists each 2009 Family Trust’s name and the name of its beneficiary (each a “Current Beneficiary”).

Name of Trust	Current Beneficiary
CFD 2009 Family Trust FBO James L. Dolan	James L. Dolan
CFD 2009 Family Trust FBO Patrick F. Dolan	Patrick F. Dolan
CFD 2009 Family Trust FBO Thomas C. Dolan	Thomas C. Dolan
CFD 2009 Family Trust FBO Kathleen M. Dolan	Kathleen M. Dolan
CFD 2009 Family Trust FBO Marianne Dolan Weber	Marianne Dolan Weber
CFD 2009 Family Trust FBO Deborah A. Dolan-Sweeney	Deborah A. Dolan-Sweeney
     Each of Lawrence J. Dolan and David M. Dolan (each, a “2010 Grandchildren Trustee” and together, the “2010 Grandchildren Trustees”) is currently a trustee of the Charles F. Dolan 2010 Grandchildren Trusts (the “2010 Grandchildren Trusts”). As of February 22, 2011, the 2010 Grandchildren Trusts owned in the aggregate no shares of Class A Common Stock and 2,540,486 shares of Class B Common Stock. The property held in the 2010 Grandchildren Trusts is held in five separate trusts, such that there is one trust in respect of the descendants, respectively, of each of the following children of Charles F. Dolan: James L. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Deborah A. Dolan-Sweeney. The beneficiaries of each trust are the descendants of each child for whom the trust was set apart (collectively, the “Beneficiaries”). As a 2010 Grandchildren Trustee, Lawrence J. Dolan has the shared power to vote and dispose of any shares held by the 2010 Grandchildren Trusts. David M. Dolan, as a 2010 Grandchildren Trustee, shares the power to vote and dispose of any shares held by the 2010 Grandchildren Trusts.
     Distributions of income and principal of each 2010 Grandchildren Trust can be made in the discretion of Lawrence J. Dolan and David M. Dolan, as 2010 Grandchildren Trustees, to any one or more of the Beneficiaries of each such trust, without equality of treatment. After the death or incompetence of both Charles F. Dolan and Helen A. Dolan, each child of Charles F. Dolan will have the power to appoint additional or successor Trustees (not including himself or herself) and to remove Trustees with respect to the 2010 Grandchildren Trust for the benefit of his or her descendants. After the death of a child of Charles F. Dolan, a majority of the adult descendants of that child will have the power to appoint additional or successor Trustees (including themselves) and to remove Trustees with respect to the 2010 Grandchildren Trust for their benefit. In the event that a Beneficiary becomes a Trustee of the 2010 Grandchildren Trust of which he or she is a beneficiary, distributions of income and principal from such trust will be made in the discretion of the non-beneficiary Trustee. Charles F. Dolan has the right to substitute assets with each of the 2010 Grandchildren Trusts, subject to the 2010 Grandchildren Trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.
     Upon the death of the last surviving Beneficiary of a 2010 Grandchildren Trust, the 2010 Grandchildren Trustees will distribute any remaining trust principal to the other 2010 Grandchildren Trusts for the benefit of the then living descendants of Charles F. Dolan’s children. If there are no such living descendants, the trust principal will be distributed to the Dolan Family Foundation or any successor thereto or, if it is not then in existence, then to a charitable organization.
     Each Beneficiary has a right of withdrawal with respect to certain contributions made to the trust of which he or she is a beneficiary that constitute a gift within the meaning of Chapter 12 of the Internal Revenue Code, and that do not exceed the gift tax exclusion found in Section 2503(b) of the Code. If the right of withdrawal is not exercised, such right lapses with respect to all or a certain portion of such gift on each of the following dates: (i) 30 days following Charles F. Dolan’s death, (ii) the last day of the calendar year in which such gift is made (or 60 days following the gift, if later), and (iii) the first day of the subsequent calendar year. A donor may deny any Beneficiary the right of withdrawal with respect to a gift. To the extent of this right of withdrawal, each Beneficiary of such trust may be said to have a direct economic interest in trust assets, including, if applicable, securities of the Issuer which may be contributed as a gift to the 2010 Grandchildren Trusts. Currently, no portion of trust assets may be withdrawn by any Beneficiary pursuant to the right of withdrawal.
     Except to the extent of the right of withdrawal, each Beneficiary of the 2010 Grandchildren Trusts will have only a contingent economic interest in any securities of the Issuer held by the 2010 Grandchildren Trusts because Lawrence J. Dolan and David M. Dolan, as 2010 Grandchildren Trustees thereof, have the sole discretion to distribute or accumulate the income and the sole discretion to distribute the principal of the 2010 Grandchildren Trusts to the Beneficiaries.

Annex A
Additional Information Regarding
February 22, 2011 Transactions
On February 22, 2011, the Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 Trust”) exchanged shares of the Issuer’s Class B Common Stock for an equal number of shares of the Issuer’s Class A Common Stock owned collectively by the Charles F. Dolan 2009 Family Trusts (each, a “Family Trust”) pursuant to the substitution of assets provision of the respective Family Trust agreement. The number of shares of Class B Common Stock transferred by the CFD 2009 Trust to each Family Trust, and the number of shares of Class A Common Stock transferred by each Family Trust to the CFD 2009 Trust, are set forth in the table below. No funds were exchanged in connection with any of the transfers of shares of the Issuer’s Class A Common Stock or Class B Common Stock:

	Number of shares of Class B	Number of shares of Class A
	Common Stock transferred by	Common Stock transferred by
	the CFD 2009 Trust to the	the Family Trust to the CFD
Family Trust	Family Trust	2009 Trust

Charles F. Dolan 2009 Family Trust FBO James L. Dolan	53,181	53,181
Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan	53,181	53,181
Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan	53,181	53,181
Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber	53,181	53,181
Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney	53,181	53,181
Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan	53,181	53,181

On February 22, 2011, the trusts set forth in the table below transferred the number of shares of the Issuer’s Class B Common Stock set forth in the table below to Charles F. Dolan or Helen A. Dolan, as indicated in the table below, in exchange for a promissory note in the principal amount set forth in the table below. No funds were exchanged in connection with any of the transfers of shares of the Issuer’s Class B Common Stock. The shares were valued at $37 per share, the mean of the high and low trading price for the Class A Common Stock on February 22, 2011, for such purpose.

	Number of shares of
	Class B Common
	Stock transferred to	Promissory Note
Transferor	Transferee	issued to Transferor	Transferee

Charles F. Dolan GRAT #6C	5,197,939	$192,323,743.00	Charles F. Dolan
Charles F. Dolan GRAT #7C	4,944,961	$182,963,557.00	Charles F. Dolan
Charles F. Dolan GRAT #8C	4,364,659	$161,492,383.00	Charles F. Dolan
Helen A. Dolan GRAT #6C	2,739,750	$101,370,750.00	Helen A. Dolan
Helen A. Dolan GRAT #7C	2,661,750	$98,484,750.00	Helen A. Dolan
Helen A. Dolan GRAT #8C	2,398,500	$88,744,500.00	Helen A. Dolan
On February 22, 2011, Charles F. Dolan and Helen A. Dolan contributed the number of shares of Class B Common Stock listed in the table below to the Grantor Retained Annuity Trust listed in the table below. No funds were exchanged in connection with any of the transfers of shares of the Issuer’s Class B Common Stock.

	Number of shares of Class B
Transferor	Common Stock	Transferee

Charles F. Dolan	10,000,000	Charles F. Dolan 2011 GRAT #1C
Helen A. Dolan	6,000,000	Helen A. Dolan 2011 GRAT #1C

On February 22, 2011, Charles F. Dolan repaid principal and interest on promissory notes in the amounts set forth in the table below held by the trusts listed in the table below through the transfer to each of the respective trusts of the number of shares of Class B Common Stock listed in the table below and cash in lieu of fractional shares. The shares were valued at $37 per share, the mean of the high and low trading price for the Class A Common Stock on February 22, 2011, for such purpose.

Number of shares of
Class B Common Stock	Principal and Interest Repaid by
transferred to Trust	Mr. Dolan	Transferee

167,930	$6,213,423.96	CFD 2009 Family Trust FBO James L. Dolan
296,888	$10,984,856.95

304,173	$11,254,410.25	CFD 2009 Family Trust FBO Thomas C. Dolan
296,888	$10,984,856.95

304,173	$11,254,410.25	CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney
296,888	$10,984,856.95

304,173	$11,254,410.26	CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan
296,888	$10,984,856.95

304,173	$11,254,410.26	CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber
296,888	$10,984,856.95

304,173	$11,254,410.26	CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan
296,888	$10,984,856.95

136,242	$5,040,986.30	CFD 2010 Grandchildren Trust FBO Descendants of James L. Dolan